UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 20, 2019

Rennova Health, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-35141	68-0370244
(Commission File Number)	(I.R.S. Employer Identification No.)

400 S. Australian Avenue, Suite 800, West Palm Beach, Florida	33401
(Address of Principal Executive Offices)	(Zip Code)

(561) 855-1626
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On May 20, 2019, Rennova Health, Inc. (the “Company”) and Christopher Diamantis, a director of the Company, entered into an amendment of the previously-announced settlement agreement with regard to the arbitration proceeding relating to the sale on March 31, 2016 of certain disputed accounts receivable. Under the settlement agreement, the Company and Mr. Diamantis agreed to make a payment of $2,000,000 on or before April 5, 2019 (which was made by Mr. Diamantis) and an additional payment of $7,694,685 plus interest at 10% per annum on or before May 20, 2019. Under the amendment, the second payment date was deferred and the Company and Mr. Diamantis agreed to pay $7,807,549 plus interest at 10% per annum on or before May 30, 2019. The Company is obligated to repay Mr. Diamantis the $2,000,000 he paid on April 5, 2019 and, to the extent Mr. Diamantis makes any of the second payment on behalf of the Company, it will be obligated to repay him that amount as well. In the event the second payment is not timely made, the Company and Mr. Diamantis will be required to pay $9,997,391 plus interest (less any portion of the second payment that is timely made).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 24, 2019	RENNOVA HEALTH, INC.

	By:	/s/ Seamus Lagan
Seamus Lagan
Chief Executive Officer
(principal executive officer)

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